 Exhibit 2

Knut Kleedehn
H.B. Fuller Company
July 11, 2003

FORM 4 - AMOUNT OF SECURITIES OWNED AT END OF PERIOD

Table I:

Direct Ownership                        4208.68 Shares
                                        Includes Shares acquired pursuant to a
                                        dividend reinvestment feature of the 1998
                                        Directors' Stock Plan.